Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2025, with respect to the consolidated financial statements of OnKure Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

March 10, 2025